AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to the authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly established five (5) series of shares for the Corporation's stock (each hereinafter referred to as a "Series"), and has allocated to each Series a designated number of shares of the authorized capital stock of the Corporation. As a result of the action taken by the Board of Directors, the title of each new Series, and number of authorized shares and the aggregate par value of shares allocated to each new Series is as follows:

     Series                                         Number of Shares             Aggregate Par Value
     ------                                         ----------------             -------------------
     Global Gold Fund                                   510,000,000                  $ 5,100,000
     Income & Growth Fund                             1,070,000,000                 $ 10,700,000
     Equity Growth Fund                                 620,000,000                  $ 6,200,000
     Utilities Fund                                      60,000,000                   $  600,000
     Small Company Fund                                 570,000,000                  $ 5,700,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established various classes of shares for each Series of the capital stock of the Corporation (each hereinafter referred to as a "Class"), (b) has allocated the shares designated to each Series in Article FIRST above among the various Classes of each Series of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the five (5) Series of stock of the Corporation and the number of shares allocated to each Class and the aggregate par value of shares of allocated to each Class is as follows:

                                                                    Number of Shares
                                                                      as Allocated         Aggregate
Series Name                                 Class Name                                     Par Value
-----------                                 ----------                                     ---------
Global Gold Fund                            Investor                      500,000,000          $5,000,000
                                            Advisor                        10,000,000             100,000
Income & Growth Fund                        Investor                      500,000,000          $5,000,000
                                            Institutional                  50,000,000             500,000
                                            Advisor                       500,000,000           5,000,000
                                            C                              10,000,000             100,000
                                            R                              10,000,000             100,000
Equity Growth Fund                          Investor                      500,000,000          $5,000,000
                                            Institutional                  50,000,000             500,000
                                            Advisor                        50,000,000             500,000
                                            C                              10,000,000             100,000
                                            R                              10,000,000             100,000
Utilities Fund                              Investor                       50,000,000            $500,000
                                            Advisor                        10,000,000             100,000
Small Company Fund                          Investor                      500,000,000          $5,000,000
                                            Institutional                  50,000,000             500,000
                                            Advisor                        10,000,000             100,000
                                            R                              10,000,000             100,000


         THIRD: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the Series and Classes. Subject to the provisions of the Corporation's Articles of Incorporation establishing each Series, the Classes of such Series shall have the additional preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption and which may vary between the Classes of a particular Series, as shall be set forth in the applicable Prospectuses and Statement of Additional Information for such Classes and Series as field with the Securities and Exchange Commission.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Classes the authorized capital stock of the Corporation and allocating shares to each Class as set forth in these Articles Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the classes and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 22nd day of April, 2004.

                             AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
ATTEST:


                                              By:
----------------------------------            ---------------------------------
Name:  Otis H. Cowan III                      Name:  Charles C. S. Park
Title:    Assistant Secretary                 Title:    Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  April 22, 2004
                          -----------------------------------------------------
                                 Charles C.S. Park, Vice President